To the Investors and Board of Trustees of Berger/BIAM Worldwide Portfolios Trust


In planning and performing our audit of
the financial statements of Berger/BIAM
Worldwide Portfolios Trust (the "Trust") for the year ended September 30, 1997, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities.
Generally, control activities that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those control activities include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations
in internal control, errors or
irregularities may occur and not
be detected.  Also, projection
of any evaluation of internal
control to future periods is
subject to the risk that it may
become inadequate because of
changes in conditions or that
the effectiveness of the design
and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness
is a condition in which the
design or operation of any
specific internal control
components does not reduce to
a relatively low level the risk
that errors or irregularities in
amounts that would be material
in relation to the financial
statements being audited may
occur and not be detected within
a timely period by employees in
the normal course of performing
their assigned functions.  However,
we noted no matters involving internal
control, including control
activities for safeguarding
securities, that we consider to be
 material weaknesses as
defined above as of
September 30, 1997.

This report is intended solely
for the information and use of
management and the Board of Trustees
of Berger/BIAM Worldwide Portfolios
Trust and the Securities and
Exchange Commission.


Price Waterhouse LLP
Denver, Colorado
November 11, 1997